                                                                    Exhibit 99.0

                               SECOND AMENDMENT TO
                         RECEIVABLES PURCHASE AGREEMENT

     THIS SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this "Amendment") is made and dated as of September 5, 2001, among Mattel Factoring, Inc., a Delaware corporation, as transferor (the "Transferor"), Mattel, Inc., a Delaware
                                          ----------
corporation ("Mattel"), as servicer (the "Servicer") and as guarantor (the
              ------                      --------
"Guarantor"), the financial institutions party hereto as purchasers (together
 ---------
with any successors and assigns, the "Purchasers") and Bank of America, N.A., as
                                      ----------
the agent for the Purchasers (in such capacity, together with any successors and assigns, the "Agent"), and amends the Receivables Purchase Agreement dated as of
              -----
March 11, 1998 among the Transferor, the Servicer, the Guarantor, the Purchasers and the Agent, as amended by a First Amendment to Receivables Purchase Agreement dated as of March 31, 2000 (the "First Amendment") (as so amended, the
                                 ---------------
"Agreement").
 ---------

                                     RECITAL

     Each Seller Party, the Purchasers and the Agent desire to amend the Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

     2. Amendments. Each Seller Party, the Purchasers and the Agent hereby agree to amend the Agreement as follows:

     2.1 The definition of "Obligors" in Section 1.1 of the Agreement (Certain Defined Terms) is amended and restated in its entirety as follows:

          "'Obligors' means Wal-Mart Stores, Inc., a Delaware corporation, and,
            --------
     for the period from September 5, 2001 through and including December 31, 2001, Target Corporation, a Minnesota corporation."

     2.2 The proviso to Section 11.1 of the Agreement is amended by deleting "or" at the end of clause (e); deleting the period at the end of clause (f) and inserting "; or" in lieu thereof, and inserting the following new clauses immediately following clause (f) as follows:

     "(g) substitute or add Obligors; or (h) amend Section 10.1(i) of the Agreement to reduce the minimum debt ratings required as to any Obligor set forth therein."

     2.3 Attachment A to the Form of Purchase Notice (Exhibit I to the Agreement) is amended by deleting "Toys 'R' Us, Inc." wherever it appears and inserting "Target Corporation" in lieu thereof.

     3. Representations and Warranties. Each Seller Party severally represents and warrants, as to itself alone, as applicable, to the Agent and the Purchasers as follows:

     3.1 Authorization. The execution, delivery and performance of this Amendment by such Seller Party has been duly authorized by all necessary corporate action by such Seller Party and has been duly executed and delivered by such Seller Party.

     3.2 Binding Obligation. This Amendment and the Agreement are legal, valid and binding agreements of such Seller Party, enforceable in accordance with their respective terms, except to the extent enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by the application of general principles of equity.

     3.3 No Legal Obstacle to Agreements. Neither the execution of this Amendment nor the performance of the Agreement by such Seller Party has constituted or resulted in or will constitute or result in a breach of the provisions of any material agreement, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to such Seller Party, or result in the creation under any material agreement of any security interest, lien, charge, or encumbrance upon any of the assets of such Seller Party other than pursuant to the Agreement. No approval or authorization of any Person is required to be obtained by such Seller Party to permit the execution, delivery or performance by such Seller Party of this Amendment.

     3.4 Incorporation of Certain Representations. The representations and warranties of each Seller Party set forth in Article V of the Agreement are true and correct as to itself alone in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date.

     3.5 Default. After giving effect to this Amendment, no event has occurred and is continuing, or would result from this Amendment, which constitutes a Servicer Default or a Termination Event.

     4. Conditions, Effectiveness. The effectiveness of this Amendment shall be subject to the compliance by each Seller Party with its agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent:

     4.1 Corporate Resolutions. A copy of a resolution or resolutions passed by the Board of Directors of each Seller Party, certified by the Secretary or an Assistant Secretary of each Seller Party as being in full force and effect on the date hereof, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Amendment.

     4.2 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of each Seller Party dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Amendment and any instrument or agreement required hereunder on behalf of each Seller Party.

     4.3 Opinion of Counsel. A favorable opinion of Latham & Watkins, counsel to the Seller Parties, as to such matters as the Agent may reasonably request.

     4.4 Amendment Fee. Payment of an amendment fee to the Agent for the account of each Purchaser equal to 2 basis points of its Percentage of the Purchasers' Investment Limit.

     4.5 Financing Statements. UCC-1 financing statements (a) signed by Mattel Sales as debtor and the Transferor as the secured party in form for filing with the Secretary of State of the State of California, (b) signed by Fischer-Price as debtor and the Transferor as the secured party in form for filing with the Secretary of State of the State of New York, (c) signed by the Transferor as debtor and the Agent as secured party in form for filing with the Secretary of State of Delaware and (d) amending existing UCC-1 filings made in connection with the Agreement.

     4.6 Searches. Copies of searches of financing statement(s) filed with (a) the Secretaries of State of the States of Delaware, New York and California showing that the Agent has a valid first priority, perfected security interest in the Listed Receivables.

     5.  Miscellaneous.

     5.1 Effectiveness of the Agreement. Except as hereby amended, the Agreement shall remain in full force and effect.

     5.2 Waivers. The parties hereto waive any Termination Event resulting from the Purchase and Sale Agreement not having been previously amended to conform it to the Receivables Purchase Agreement as amended by the First Amendment. This Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

     5.3 Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall become effective as of the effective date written above upon each Seller Party, all Purchasers and the Agent signing a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

     5.4 Jurisdiction. This Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Receivables Purchase Agreement to be duly executed and delivered as of the date first written above.

                                        MATTEL FACTORING, INC., as Transferor
                                        MATTEL, INC., as Guarantor and Servicer


                                        By: /s/ William Stavro
                                           -------------------------------------
                                                    William Stavro
                                               Senior Vice President and
                                                       Treasurer

                                         BANK OF AMERICA, N.A., as Agent


                                         By: /s/ Gina Meador
                                             -----------------------------------
                                                      Gina Meador
                                                     Vice President

                                         BANK OF AMERICA, N.A., as a Purchaser



                                         By: /s/ J. Casey Cosgrove
                                             -----------------------------------
                                                     J. Casey Cosgrove
                                                       Vice President

                            THE CHASE MANHATTAN BANK



                            By: /s/ William P. Rindfuss
                               ------------------------------------------------
                            Name:   William P. Rindfuss
                                 ----------------------------------------------
                            Title:  Vice President
                                  ---------------------------------------------

                                     FLEET NATIONAL BANK



                                     By: /s/ Jorge  A. Schwarz
                                        ----------------------------------------
                                     Name:   Jorge A. Schwarz
                                          --------------------------------------
                                     Title:  Managing Director
                                           -------------------------------------

                             PNC BANK, NATIONAL ASSOCIATION



                             By: /s/ Thomas J. Bogdewic
                                ---------------------------------------------
                             Name:   Thomas J. Bogdewic
                                  -------------------------------------------
                             Title:  Assistant Vice President
                                   ------------------------------------------

                                 TORONTO DOMINION (TEXAS), INC.



                                 By:  /s/ Debbie A. Greene
                                    ----------------------------------------
                                 Name:    Debbie A. Greene
                                      --------------------------------------
                                 Title:   Vice President
                                       -------------------------------------

                               ABN AMRO BANK N.V.

                               By: /s/ Ellen M. Coleman
                                  -----------------------------------
                               Name:   Ellen M. Coleman
                                    ---------------------------------
                               Title:  Group Vice President
                                     --------------------------------

                               By: /s/ Delia B. Fance
                                  -----------------------------------
                               Name:   Delia B. Fance
                                    ---------------------------------
                               Title:  Group Vice President
                                     --------------------------------

                         UNION BANK OF CALIFORNIA, N.A.


                         By: /s/ Peter Thompson
                            ------------------------------------
                         Name:   Peter Thompson
                              ----------------------------------
                         Title:  Vice President
                               ---------------------------------

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                                   BNP PARIBAS

                                   By: /s/ Mitchell Ozawa
                                      --------------------------------------
                                   Name:   Mitchell Ozawa
                                        ------------------------------------
                                   Title:  Director
                                         -----------------------------------

                                   By: /s/ James Culhane
                                      --------------------------------------
                                   Name:   James Culhane
                                        ------------------------------------
                                   Title:  Vice President
                                         -----------------------------------

                      DRESDNER BANK AG, New York and Grand
                      Cayman Branches

                      By: /s/ Joanna M. Solowski
                         --------------------------------------
                      Name:   Joanna M. Solowski
                           ------------------------------------
                      Title:  Vice President
                            -----------------------------------

                      By: /s/ Vincent Carotenuto
                         --------------------------------------
                      Name:   Vincent Carotenuto
                           ------------------------------------
                      Title:  Assistant Vice President
                            -----------------------------------

                               SANPAOLO IMI S.p.A

                               By: /s/ Carlo Persico
                                  --------------------------------------
                               Name:   Carlo Persico
                                    ------------------------------------
                               Title:  General Manager
                                     -----------------------------------

                               By: /s/ Robert Wurster
                                  --------------------------------------
                               Name:   Robert Wurster
                                    ------------------------------------
                               Title:  Senior V.P
                                     -----------------------------------

                        MANUFACTURERS & TRADERS TRUST CO.


                        By: /s/ Christopher Kania
                           --------------------------------------
                        Name:   Christopher Kania
                             ------------------------------------
                        Title:  Vice President
                              -----------------------------------

                               CITICORP USA, INC.

                               By: /s/ Deborah Ironson
                                  --------------------------------------
                               Name:   Deborah Ironson
                                    ------------------------------------
                               Title:  Vice President
                                     -----------------------------------

                        SOCIETE GENERALE, NEW YORK BRANCH

                        By: /s/ Carol Radice
                           -------------------------------
                        Name:   Carol Radice
                             -----------------------------
                        Title:  Vice President
                              ----------------------------


                        By: /s/ Richard Bernal
                           -------------------------------
                        Name:   Richard Bernal
                             -----------------------------
                        Title:  Director
                              ----------------------------

                      THE INDUSTRIAL BANK OF JAPAN, LIMITED

                      By: /s/ J. Blake Seaton
                         ----------------------------------
                      Name:   J. Blake Seaton
                           --------------------------------
                      Title:  Vice President & Manager
                            -------------------------------

                           THE NORTHERN TRUST COMPANY

                           By: /s/ Melissa A. Whitson
                              --------------------------------------
                           Name:   Melissa A. Whitson
                                ------------------------------------
                           Title:  Vice President
                                 -----------------------------------